As filed with the Securities and Exchange Commission on July 2, 2001

                                                 Registration No. 333-__________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          FIDELITY D & D BANCORP, INC.
             (Exact Name of Registrant As Specified In Its Charter)

              PENNSYLVANIA                                 23-3017653
              ------------                                 ----------
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

       BLAKELY AND DRINKER STREETS                           18512
          DUNMORE, PENNSYLVANIA                              -----
(Address of principal executive offices)                   (Zip Code)


                  --------------------------------------------

                          FIDELITY D & D BANCORP, INC.
                  2000 INDEPENDENT DIRECTORS STOCK OPTION PLAN
                                       AND
                          FIDELITY D & D BANCORP, INC.
                            2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                  --------------------------------------------


                                JOSEPH J. EARYES
              EXECUTIVE VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          FIDELITY D & D BANCORP, INC.
                           BLAKELY AND DRINKER STREETS
                           DUNMORE, PENNSYLVANIA 18512
                                 (570) 342-8281
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies To:
                          NICHOLAS BYBEL, JR., ESQUIRE
                            CHERYL A. ZEMAN, ESQUIRE
                             SHUMAKER WILLIAMS, P.C.
                               POST OFFICE BOX 88
                         HARRISBURG, PENNSYLVANIA 17108
                                 (717) 763-1121

                  --------------------------------------------


                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------


         Title of Securities              Amount               Proposed Maximum           Proposed Maximum              Amount of
                to be                      to be                Offering Price                Aggregate               Registration
             Registered                Registered(1)             Per Share(2)             Offering Price(2)                Fee

----------------------------------------------------------------------------------------------------------------------------------
            Common Stock                50,000 (3)                  $36.50                   $1,825,000                  $456.25
          without Par Value

            Common Stock                50,000 (4)                  $36.50                   $1,825,000                  $456.25
          without Par Value

                Total                  100,000                                                                           $912.50

----------------------------------------------------------------------------------------------------------------------------------


(1) Based on the maximum number of shares of Fidelity D & D Bancorp, Inc. common stock, without par value, authorized for issuance under the plans set forth above.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices of the common stock on June 27, 2001, as reported in the National Association of Securities Dealers, Inc.'s Over-the-Counter Electronic Bulletin Board, with respect to the shares of common stock that may be offered and sold under the plans.

(3) Represents 50,000 shares authorized for issuance, and to be registered for sale, under the Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plan.

(4) Represents 50,000 shares authorized for issuance, and to be registered for sale, under the Fidelity D & D Bancorp, Inc. 2000 Stock Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Fidelity D & D Bancorp, Inc. files this registration statement to register 50,000 shares of its common stock, without par value, that may be issued and sold, from time to time, under the Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan. Fidelity D & D Bancorp also files this registration statement to register 50,000 shares of its common stock, without par value, that may be issued and sold, from time to time, under the Fidelity D & D Bancorp, Inc. 2000 Stock Incentive Plan. Shares issued under the plans may be authorized, original issue shares, authorized and issued shares reacquired by Fidelity D & D Bancorp, or shares purchased in open market transactions.

     We will send or give the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 to the participants of each plan as specified by Rule 428(b)(1). In accordance with the note to Part I of Form S-8, we have not filed these documents with the Securities and Exchange Commission
(SEC) and have omitted them as part of this registration statement on Form S-8. These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus for each plan that meets the requirements of Section 10(a) of the Securities Act of 1933. The prospectus for plan participants is referred to as the Section 10(a) prospectus. The Section 10(a) prospectus does not contain all of the information you can find in this registration statement and the exhibits to this registration statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The SEC allows us to "incorporate by reference" the information we file with it into this registration statement. This means we can disclose information to you by referring you to those documents. We incorporate by reference into this registration statement the documents listed in Item 3 of Part II of this Form S-8, as filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until all of the securities registered on this Form S-8 are sold. We also incorporate by reference these documents into the Section 10(a) prospectus. The information incorporated by reference is considered to be a part of the Section 10(a) prospectus and this registration statement, and information that we file later with the SEC will automatically update and supersede the information in the prospectus and this registration statement.

     Fidelity D & D Bancorp will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to SEC Rule 428(b). Written requests should be directed to:

                           Fidelity D & D Bancorp, Inc.
                           Attn: Robert P. Farrell, Treasurer
                           Blakely and Drinker Streets
                           Dunmore, Pennsylvania 18512

     Telephone requests may be directed to Robert P. Farrell, Treasurer, telephone number (570) 342-8281.

     You should rely only on the information contained in or incorporated by reference in the Section 10(a) prospectus or any supplement or this registration statement. We have not authorized anyone to provide you with information different from that contained in the prospectus or registration statement. We are only offering and selling shares of common stock in states where offers and sales are permitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Fidelity D & D Bancorp, Inc. has filed the following documents with the SEC, and we incorporate these documents by reference into this registration statement:

     (a) Fidelity D & D Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 30, 2001;

     (b) Fidelity D & D Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001; and

     (c) The description of Fidelity D & D Bancorp, Inc.'s common stock that appears under the heading, "Description of Securities," of pages 89-98 of Fidelity D & D Bancorp, Inc.'s prospectus, which forms a part of Fidelity D & D Bancorp, Inc.'s Registration Statement No. 333-45668 on Form S-1, filed with the SEC on September 12, 2000, as amended by Pre-Effective Amendment No. 1 filed on October 11, 2000, and any other amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Fidelity D & D Bancorp, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and the Section 10(a) prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement and the Section 10(a) prospectus shall be deemed to be modified or superseded for purposes of this registration statement, to the extent that a statement contained in this registration statement or any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or Section 10(a) prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not required because the securities to be offered are registered under
Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S.A. ss.ss.1741-1750) provides that a
      ----------
business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

     Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

     (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his office under this section; and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The provisions discussed above shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute; or

     (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

     Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3) by the shareholders.

     Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

     Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the Commonwealth of Pennsylvania's public policy.

     Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

     Article 23 of the By-laws of the Registrant provides a broad range of indemnification for its officers and directors, in accordance with the above provisions of the BCL. In essence, officers and directors will be indemnified for any act committed while in the course of their association with the Registrant provided that the act was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Directors and officers will be presumed to be entitled to indemnification, absent breaches of fiduciary duty, lack of good faith or self-dealing and shall be entitled to indemnification unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.
-----------

4.1 Amended and Restated Articles of Incorporation of Registrant. Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-90273 on Form S-4, filed with the SEC on November 3, 1999, and as amended by Amendment No. 4 on April 6, 2000.

4.2 Bylaws of Registrant. Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-90273 on Form S-4, filed with the SEC on November 3, 1999, and as amended by Amendment No. 4 on April 6, 2000.

4.3  Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan.

4.4  Fidelity D & D Bancorp, Inc. 2000 Stock Incentive Plan.

4.5  Registrant's 2000 Dividend Reinvestment Plan. Incorporated by reference to
     Exhibit 4.3 to Registrant's Registration Statement No. 333-45668, filed with the SEC on September 12, 2000, as amended by Pre-Effective Amendment No. 1 on October 11, 2000, and by Post-Effective Amendment No. 1 on Form S-3 on May 30, 2001.

5    Opinion of Shumaker Williams, P.C. re: legality of shares.

23.1 Consent of Parente Randolph, P.C.

23.2 Consent of Shumaker Williams, P.C., Independent Auditors (Included in
     Exhibit 5).

24   Power of Attorney of Directors and Officers (Included on Signature Pages).


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
                    -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Dunmore, Lackawanna County, Commonwealth of Pennsylvania on June 29, 2001.

                                 FIDELITY D & D BANCORP, INC.
                                 (Registrant)


                                 By: /s/ Joseph J. Earyes
                                     ------------------------------------------
                                         Joseph J. Earyes
                                         Executive Vice President and
                                         Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Earyes and Robert P. Farrell, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                        Capacity                      Date
                                        --------                      ----

/s/ Joseph J. Earyes            Executive Vice President          June 29, 2001
------------------------------  and Chief Executive Officer
Joseph J. Earyes                (Principal Executive Officer)



/s/Robert P. Farrell            Treasurer                         June 29, 2001
------------------------------  (Principal Financial
Robert P. Farrell               and Accounting Officer)

                                        Capacity                      Date
                                        --------                      ----

/s/ Samuel C. Cali              Chairman of the Board             June 29, 2001
------------------------------  of Directors
Samuel C. Cali


/s/ Paul A. Barrett             Director                          June 29, 2001
------------------------------
Paul A. Barrett


/s/ Brian J. Cali               Director                          June 29, 2001
------------------------------
Brian J. Cali


/s/ Patrick J. Dempsey          Director                          June 29, 2001
------------------------------
Patrick J. Dempsey


/s/ John F. Glinsky, Jr.        Director, Secretary               June 29, 2001
------------------------------
John F. Glinsky, Jr.


/s/ Michael F. Marranca         Director, President               June 29, 2001
------------------------------
Michael F. Marranca


/s/ Mary E. McDonald            Director                          June 29, 2001
------------------------------
Mary E. McDonald


/s/ Michael J. McDonald         Director                          June 29, 2001
------------------------------
Michael J. McDonald


(The above directors constitute a majority of the Board of Directors.)

                                INDEX TO EXHIBITS





EXHIBIT NO.
-----------

4.1 Amended and Restated Articles of Incorporation of Registrant. Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-90273 on Form S-4, filed with the SEC on November 3, 1999, and as amended by Amendment No. 4 on April 6, 2000.

4.2 Bylaws of Registrant. Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-90273 on Form S-4, filed with the SEC on November 3, 1999, and as amended by Amendment No. 4 on April 6, 2000.

4.3  Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan.

4.4  Fidelity D & D Bancorp, Inc. 2000 Stock Incentive Plan.

4.5  Registrant's 2000 Dividend Reinvestment Plan. Incorporated by reference to
     Exhibit 4.3 to Registrant's Registration Statement No. 333-45668, filed with the SEC on September 12, 2000, as amended by Pre-Effective Amendment No. 1 on October 11, 2000, and by Post-Effective Amendment No. 1 on Form S-3 on May 30, 2001.

5    Opinion of Shumaker Williams, P.C. re: legality of shares.

23.1 Consent of Parente Randolph, P.C., Independent Auditors

23.2 Consent of Shumaker Williams, P.C. (Included in Exhibit 5).

24   Power of Attorney of Directors and Officers (Included on Signature Pages).